UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 8, 2011

AUTOINFO, INC.
(Exact name of Registrant as specified in its charter)

Delaware	001-11497	13-2867481
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6413 Congress Ave – Suite 260 Boca Raton	33487
(Address Of Principal Executive Office)	(Zip Code)

Registrant's telephone number, including area code (561) 988-9456

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

See response to Item 2.01, below.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On July 8, 2011 (the “Closing Date”), AutoInfo, Inc. (“AutoInfo”) entered and consummated the transactions contemplated by an Asset Purchase Agreement (the “Acquisition Agreement”), dated as of July 8, 2011, by and among AutoInfo and its affiliated entities, on the one hand, and Eleets Transportation Company, Inc. a Florida corporation (“Seller”) and Allen J. Steele, on the other hand, for the acquisition of substantially all of the operating assets of the Seller’s truck agent business division (the “Truck Agent Business Unit”).  The Truck Agent Business Unit was historically operated as a division of the Seller.

Prior to the acquisition, and since 2007, the Seller was a significant independent agent of AutoInfo to which AutoInfo provided agent support services, including loans and advances.  AutoInfo received interest on the loans and advances extended to the Seller at rates ranging from 8% to 20%. In addition, AutoInfo was entitled to receive a fee equal to 25% of the Seller’s pre-tax income, if any; however, no pre-tax income was generated by the Seller during the periods preceding the Closing Date.  Pursuant to the Acquisition Agreement all previous contractual arrangements between AutoInfo and its affiliated entities and the Seller were terminated.  AutoInfo will continue to provide Seller with certain support services for its asset based trucking business and brokerage business through December 31, 2011. Other than those contractual arrangements, there is no affiliation between the Seller and AutoInfo.

Under the terms of the Acquisition Agreement, AutoInfo acquired from the Seller all of Seller’s right, title and interest in and to all of the assets and properties, tangible and intangible, owned, held or used in connection with the Truck Agent Business Unit.  The purchase price for the acquired assets totaled approximately $10 million and principally consisted of an unconditional release and discharge of the Seller from approximately $9.4 million of indebtedness due to AutoInfo and its affiliated entities plus the assumption of certain liabilities.

The foregoing description of the Acquisition Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Acquisition Agreement filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Financial statements of the business acquired will be provided by an amendment to this Report not later than 71 days after the due date of this Current Report on Form 8-K.

(b)	Pro-forma Financial Information.

Pro-forma financial information with respect to the business acquired will be provided by an amendment to this Report not later than 71 days after the due date of this Current Report on Form 8-K.

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(d) Exhibits

Exhibit No.	Description

10.1	Asset Purchase Agreement dated as of July 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AutoInfo, Inc.

Dated: July 13, 2011	By:	/s/ William Wunderlich
William Wunderlich,
Chief Financial Officer

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